EMPLOYMENT AGREEMENT

Employment Agreement, made effective as of this 28th day of January 2016 by and between Elite Books Inc., a Nevada corporation, with it principle offices located at4760 Preston Rd #244-114, Frisco, Texas 75034, (“The Company”) and Terrence A Tecco (“Employee”).

In consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree to be effective February 15th, 2016 as follows:

1.

CONDITIONS.

The Company hereby agrees to hire Employee and Employee hereby agrees to be and remain with The Company upon the terms and conditions hereinafter set forth.

2.

CONTRACT PERIOD.

Subject to Section 5 hereof, the term of Employee’s Contract under this Agreement shall commence on date hereof and shall continue for a period of five (5) years (the “Contract Period”).

3.

DUTIES AND RESPONSIBILITIES.

a)

Contract Status and Duties.  During the Contract Period, Employee shall devote his attention and expend his best efforts, energies and skills on a full-time basis serving as President to the business of The Company.  Employee shall perform such duties and have such authority and responsibilities consistent with his position as the Board of Directors may assign his from time to time.  During Contract Period, Employee will be subject to all of the policies, rules and regulations applicable to employees of The Company of comparable status and will comply with all reasonable directions and instructions of the Board of Directors.

4.

COMPENSATION AND RELATED MATTERS.

a)

General.   For services rendered and required to be rendered by, covenants of, and restrictions imposed on, The Company under this Agreement, The Company shall pay to Employee during and with respect to the Contract Period, and Employee agrees to accept, an annual base salary of $120,000.00 to be paid in twelve (12) monthly installments of $10,000.00 as agreed to by the parties.  In addition Tecco to receive Twenty Million Restricted Shares.

Employment Agreement –Terrence A Tecco

January 30, 2016

Base salary will be reviewed annually as agreed by the Board of Director and increased proportionate with Company sales and growth.

2)

Bonus.   Employee shall be entitled to receive a bonus based on the following:

a)

The Board of Directors may elect a bonus compensation program for employees of the Company to be determined once the Company is profitable set forth in a separate agreement.

Bonus Payments.   The bonus provided for in paragraph 4.2 above shall be paid in the fiscal year in which the bonus was earned.  The bonus shall be paid in twelve monthly installments, with the first installment due the month following the end of the fiscal year in which the bonus was earned.  A separate agreement will be executed defining the compensation due for stock options.

4)

Termination Bonus.   Should Employee be terminated for any reason other than those as set forth in Section 5 of this Agreement, the Employee shall be entitled to receive a termination bonus from Company in the sum of $120,000.00.  The Company shall pay this bonus to Employee, in cash, within five (5) days of any termination.

5)

Other Benefits.    During the Contract Period, Employee shall receive benefits (including but not limited to health care, dental care, disability, Union and Trade Association, expense accounts and the like) as are appropriate.

6)

Expenses.   Employee is authorized to incur reasonable, ordinary and necessary business expenses in the performance of her duties hereunder.  The Company shall reimburse Employee for such expenses upon presentation by the Employee of an accounting of such expenditures and such other evidence of payment as Employee may provide.

7)

Vacations.    Employee shall be entitled to two (2) weeks vacation per calendar year for the first two years of his employment contract and

Employment Agreement – Terrence A Tecco

January 28, 2016

four (4) weeks vacation commencing year three of her employment contract thereafter.

3)

TERMINATION OF CONTRACT PERIOD.

a)

By The Company:  For Cause.    The Company, at any time during the Contract Period, may terminate the Contract under this Agreement “for cause” upon the following terms and conditions:

If Employee is found guilty by a court of competent jurisdiction for the commission of a felony under federal or state law, The Company shall have the right to terminate the Contract Period upon thirty (30) days written notice to the Employee which termination will be effective on the tenth day after the date of the notice; and if Employee breaches a material term of this Agreement and such breach continues for more than ten (10) days after (a) written notice to the Consultant is given by The Company and (b) The Employee has had the opportunity to discuss the breach with the Board of Directors of The Company (at which discussion The Employee may have in attendance, and be represented by legal counsel, recorder and other experts as Employee deems appropriate and have meetings the Employee shall have had ten (10) days advance written notice), then the Company may terminate the Contract Period immediately.

Any notice given under this Section 5.2 shall be accompanied by a signed statement of “cause,” said statement to include a written endorsement of a majority of the Board of Directors stating that they have been informed of the facts referred to in such statement and consider them sufficient justification for the termination Employee’s Contract under this Section 5.2.

Employment Agreement – Terrence A Tecco

January 28, 2016

a.

Disability.   During the Employment Period, if, solely as a result of physical or mental incapacity or infirmity, Employee shall be unable to perform her duties under this Agreement for (i) a continuous period of at least ninety (90) days, or (ii) periods aggregating at lease one hundred-fifty (150) days during any period of twenty-four (24) consecutive months (each a “Disability Period”), Employee shall be deemed disabled (the “Disability”) and the Company, by notice to the Employee, shall have the right to terminate the Contract Period for Disability at, as of or after the end of the Disability Period.  A reputable, licensed physician selected by the Company and the Employee shall determine the existence of the Disability.  The Employee shall cooperate in all reasonable respect to enable an examination to be made by such physician.

b.

Death.   The Contract Period shall end on the date of Employee’s death.

c.

Compensation Related to Termination.   Until the termination of the Contract Period under this Section 5, the Company shall pay all compensation and provide all benefits to the Employee as provided under Section 4 of this Agreement.  In the event of termination of the Contract Period under Sections 5.1, 5.2, 5.3, and 5.4 of this Agreement, all compensation set forth under Section 4 of this Agreement shall no longer be owing and payable or provided to the Employee.

4)

EXCLUSIVITY OF SERVICES.

Exclusivity of Services.   During the Contract Period and for a period of twelve (12) months thereafter, Employee shall not, directly or indirectly, (a) be or become interested in or associated with (as an officer, director, ten (10) percent or more stockholder, partner, consultant, owner, employee, agent,

Employment Agreement – Terrence A Tecco

January 28, 2016

a.

Significant creditor or otherwise) any business that is then, or which then propose to become, a direct competitor of the Company, (b) induce or seek to influence any employee of the Company to leave its employ, or (c) aid a direct competitor of the Company in an attempt to hire a person who shall have been employed by the Company within the one-year period preceding such requested aid.  The restrictions set forth in this Section 6.1 shall not apply if the Company terminates the Contract Period under Section 5.3.

b.

Confidential Information.   The Employee shall not at any time, whether during the Contract Period or thereafter, disclose or use (except in the course of her employment hereunder and in furtherance of the business of the Company, or as required by applicable law) any confidential information, trade secrets or proprietary data of the Company.  Confidential information, trade secrets and proprietary data shall mean any and all information, trade secrets and data relating to the Company other than information which can be shown by the Employee to be in the public domain provided that it is not in the public domain as a result of a breach of this provisions of this Agreement.

c.

Injunction.   Notwithstanding any other provisions of this Agreement, Employee acknowledges and agrees that in that event of a violation or threatened violation of any of the provisions of this Section 7, The Company shall have no adequate remedy at law and shall thereafter be entitle to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

Employment Agreement – Michelle Tecco

January 28, 2016

5)

INSURANCE.

a.

The Company shall have the right to obtain in its own name, at its own time, and at its own expense, “key man,” renewable term life insurance (or any other type of life insurance in the Company’s absolute discretion) on Employee’s life in an amount not to exceed $2,000,000 and additional disability, business interruption and other insurance upon or relating to the Employee in such amounts as it believes may be necessary to protect its interests.  The Employee shall cooperate in procuring any and all such insurance by submitting to the required medical examinations, it any and not contrary to the health and physical or mental well being of the Company, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.  The Employee makes absolutely no representation, warranty or guarantee that the Employee will be able to obtain any of the above insurance on or related to the Employee and the failure to obtain any, or all, of the above insurance is not a breach of this Agreement.

6)

MISCELLANEOUS.

a.

Notices.   Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein:

If to the Company:

C/o  Elite Books, Inc.

With a copy to:

If to the Employee:

Terrence A Tecco

Employment Agreement – Terrence A Tecco

January 28, 2016

2)

Taxes.    The Employee is authorized to withhold from any compensation or benefits payable hereunder for such amounts for income tax, social security and unemployment compensation.

3)

Accounting.   The Company and his duly authorized representatives, for a period of five (5) years after the end of the calendar year in which the last payment is made to The Employee hereunder or over which there is a dispute about any amount owing under this Agreement, will have the right to inspect and copy any or all of The Company’s books and records necessary to enable the Employee to defend any tax audit or related proceeding, during reasonable business hours upon reasonable notice to the Company and will be entitled to receive to all matters affecting the Company.

The Company may request, at any time any amount is owing under this Agreement or over which there is a dispute about any amount owing under this Agreement, at his expense, to have the accounts of the Company audited by an independent certified accountant chosen by him, provided, however, if the audit reveals discrepancies owned to the Employee from previously stated or paid amounts, then the audit will be at the expense of Employer.

4)

Other Agreements.   Simultaneous with the execution of this Agreement, the Company has executed a separate contract with Employee, hereinafter referred to as the shareholder agreement (“Shareholder Agreement”), which shall detail additional information pertaining to the Board of Directors.

5)

Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of Texas applicable to agreement made to be performed therein.

6)

Heading.   All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

7)

Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Employment Agreement – Terrence A Tecco

January 28, 2016

8)

Sever ability.   If any provision of this agreement, or part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

9)

Entire Agreement and Representation.   This Agreement contains the entire agreement and understanding between The Company and Employee with respect to the subject matter hereof, except for the Shareholder Agreement.  This agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By: _____________________________

Michael Facsi   Director

By: _____________________________

Brad Fretti   Director

EMPLOYEE

             By:_____________________________

                         Terrence A Tecco     Pres.